EXHIBIT 21

INTERNATIONAL SHIPHOLDING CORPORATION

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2005

    Jurisdiction Under

    Which Organized

    ------------------------

International Shipholding Corporation (Registrant)

Delaware

Waterman Steamship Corporation

New York

Sulphur Carriers, Inc.

Delaware

Central Gulf Lines, Inc.

Delaware

Enterprise Ship Company, Inc.

Delaware

Material Transfer, Inc.

Delaware

CG Railway, Inc.

Delaware

RTI Logistics, L.L.C. (1)

Louisiana

Terminales Transgolfo, S.A. de C.V(2)

Mexico

Bay Insurance Company Limited

Bermuda

LCI Shipholdings, Inc.

Marshall Islands

Cape Holding, Ltd.

Cayman Islands

Dry Bulk  Cape Holding, Inc. (5)

Panama

       Dry Bulk Africa, LTD. (5)

British Virgin Islands

              Dry Bulk Australia, LTD. (5)

British Virgin Islands

Gulf South Shipping Pte. Ltd.

Singapore

Marco Shipping Co. Pte. Ltd.

Singapore

Marcoship Agencies SDN. BHD.

Malaysia

Belden Cement Holding Inc. (3)

Panama

Belden Shipping Pte Ltd (3)

Singapore

Belden Management Inc. (3)

Panama

Belden Shipholding Pte Ltd. (3)

Singapore

Belden Voss Pte Ltd. (3)

Singapore

Echelon Shipping Inc. (3)

Panama

Emblem Shipping Inc. (3)

Panama

Mattea Shipping, Inc. (3)

Panama

Yakumo Shipping Inc. (3)

Panama

N. W. Johnsen & Co., Inc.

New York

LMS Shipmanagement, Inc.

Louisiana

LMS Manning, Inc. (4)

Philippines

Lash Intermodal Terminal Co., LLC

Delaware

(1)

50% owned by CG Railway, Inc.

(2)

49% owned by CG Railway, Inc.

(3)

26.1% owned by LCI Shipholdings, Inc.

(4)

48% owned by LMS Shipmanagement, Inc.

(5)

50% owned by Cape Holding, Ltd.

All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.